EXHIBIT 10.2

FORM OF

Stock Option

Granted by

TERRITORIAL BANCORP INC.

under the

TERRITORIAL BANCORP INC.
2019 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and will be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Territorial Bancorp Inc. (the “Company”), which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan and Plan prospectus has been provided to each person granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the committee appointed to administer the Plan (“Committee”) or the Board of Directors will be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Capitalized terms used in this Agreement but not defined will have the same meaning as in the Plan.
1.   Name of Participant:  ______________________________
2.   Date of Grant:    ___________________________________
3.   Exercise Price per Share: $__________________________
4.    Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to this Option: _____
(subject to adjustment pursuant to Section 10 hereof).  The Option will be an Incentive Stock Option to the maximum extent permitted under the tax laws, which means that up to $100,000 of Options that vest in any one calendar year will be Incentive Stock Options (based on the exercise price of the Option).
Please note that for purposes of determining the maximum number of Options that can vest in any one calendar year as Incentive Stock Options, the Options granted to you in this Agreement that vest in a calendar year will be aggregated with any earlier Option Award that you received that vest in the same calendar year.  If you vest in the maximum number of Incentive Stock Options in which you are permitted to vest for a calendar year under a prior Option Award, all Options that you receive under this Agreement that vest in the same calendar year will be considered Non-Statutory Stock Options.

5.    Expiration Date of Option:  _________________, subject to earlier expiration due to Termination of Service.  This Option may not be exercised at any time on or after the Option’s expiration date.
6.    Vesting Schedule.  Unless sooner vested in accordance with the terms of this Award Agreement, the Options granted hereunder shall vest (i.e., become exercisable) in accordance with the following:
Percentage of Option Vested	Number of Shares Available for Exercise	Vesting Date

7.
  Exercise Procedure.  This Option will be exercised in whole or in part by the Participant’s delivery to the Company of written notice (the “Notice of
    Exercise of Option” attached hereto as Exhibit A) setting forth the number of shares with respect to which this Option is to be exercised, together with payment by cash or other means acceptable to the Committee.
8.   Delivery of Shares.

8.1
Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9.   Change in Control.

9.1
In the event of the Participant’s Involuntary Termination following a Change in Control, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable for a period of one year following the Involuntary Termination of Service, subject to the expiration provisions otherwise applicable to the Option.

9.2	A “Change in Control” will be deemed to have occurred as provided in Section 4.2 of the Plan.

10.  Adjustment Provisions.

This Option, including the number of shares subject to the Option and the exercise price, will be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of Section 3.4 of the Plan.

11.  Termination of Option and Accelerated Vesting.
This Option will terminate upon the expiration date, except as set forth in the following  provisions:
11.1
Death.  In the event of the Participant’s Termination of Service by reason of the Participant’s death, any Options that would otherwise have vested under this Award will vest, if not already vested.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one year following Termination of Service due to death or the remaining unexpired term of the Option, if less.

11.2 11.3
Disability.  In the event of the Participant’s Termination of Service by reason of the Participant’s Disability, any Options that would otherwise have vested under this Award will vest, if not already vested.  This Option may thereafter be exercised for a period of one year following Termination of Service due to Disability or the remaining unexpired term of the Option, if less.

Retirement.  If the Participant’s Service terminates due to Retirement, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of one year following Termination of Service due to Retirement or the remaining unexpired term of the Option, if less.  All unvested Options will be forfeited.

11.4	Termination for Cause. In the event of the Participant’s Termination of Service for Cause, all Options that have not been exercised will expire and be forfeited.

11.5
Other Termination.  In the event of the Participant’s Termination of Service for any reason other than due to death, Disability, Retirement or for Cause, or an Involuntary Termination of Service upon a Change in Control, this Option may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three months following termination, subject to termination on the Option’s expiration date, if earlier.  All unvested Options will be forfeited.

11.6
Incentive Option Treatment.  The Incentive Stock Options granted hereunder are subject to the requirements of Section 421 of the Internal Revenue Code.  No Option will be eligible for treatment as an Incentive Stock Option in the event such Option is exercised more than three months following Termination of Service (except in the case of Termination of Service due to death).  In order to obtain Incentive Stock Option treatment for Options exercised by heirs or devisees of the Participant, the Participant’s death must have occurred while the Participant was employed or within three months of the Participant’s Termination of Service.

12.      Miscellaneous.

12.1	No Option will confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

12.2	This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3
Except as otherwise provided by the Committee, Incentive Stock Options under the Plan are not transferable except (1) as designated by the Participant by will or by the laws of descent and distribution, (2) to a trust established by the Participant, or (3) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however,  that in the case of a transfer described under (3), the Option will not qualify as an Incentive Stock Option as of the day of such transfer.

12.4	This Option will be governed by and construed in accordance with the laws of the State of Hawaii.

12.5	The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

12.6
Under current tax laws, an Option that is exercised as an Incentive Stock Option is not subject to ordinary income taxes so long as it is held for the requisite holding period, e.g., two (2) years from the date of grant of the Option and one (1) year from the date of exercise, whichever is later.  A Non-Qualified Stock Option will be subject to income tax withholding at the time of exercise.  Upon the exercise of a Non-Statutory Stock Option, the Participant shall be required to satisfy the minimum required federal, state and local tax withholding in the manner or manners permitted by the Company.

12.7	This Stock Option Award, or any portion of this Award, is subject to forfeiture in accordance with the requirements of Section 7.17 of the Plan.

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.
 TERITORIAL BANCORP INC.
 By: ___________________________
Its: ____________________________

PARTICIPANT’S ACCEPTANCE
The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan.
PARTICIPANT

_______________________________

EXHIBIT A

NOTICE OF EXERCISE OF OPTION
(BY EMPLOYEE)

I hereby exercise the stock option (the “Option”) granted to me by Territorial Bancorp Inc. (the “Company”) or its affiliate, subject to all the terms and provisions set forth in the Stock Option Agreement (the “Agreement”) and the Territorial Bancorp Inc. 2019 Equity Incentive Plan (the “Plan”) referred to therein, and notify you of my desire to purchase __________________ shares of common stock of the Company (“Common Stock”) for a purchase price of $_______ per share.

I wish to pay the purchase price by (check one or more, as applicable):
[Any payment to be delivered must accompany this Notice of Exercise of Option]

___	Cash or personal, certified or cashier’s check in the sum of $_______, in full/partial payment of the purchase price.
___	Stock of the Company with a fair market value of $______ in full/partial payment of the purchase price.*
___
A “net settlement” of the Option whereby I direct the Company to withhold a sufficient number of shares to satisfy the purchase price.  [  ]  Withhold a sufficient number of shares to pay minimum required taxes  [  ]  Calculate minimum required withholding and I will submit payment.

___	A check (personal, certified or cashier’s) in the sum of $_______ and stock of the Company with a fair market value of $______, in full payment of the purchase price.*
___
Please sell ______ shares from my Option shares through my broker in full/partial payment of the purchase price.  If my broker requires additional forms in order to consummate this “broker cashless exercise,” I have included them with this election.

I understand that after this exercise, ____________ shares of Common Stock remain subject to the Option, subject to all terms and provisions set forth in the Agreement and the Plan.
I hereby represent that it is my intention to acquire these shares for the following purpose:
___ investment
___ resale or distribution

Please note: if your intention is to resell (or distribute within the meaning of Section 2(11) of the Securities Act of 1933) the shares you acquire through this Option exercise, the Company or transfer agent may require an opinion of counsel that such resale or distribution would not violate the Securities Act of 1933 prior to your exercise of such Option.
Date: ____________, _____.                                       _________________________________________
Participant’s signature

* If I elect to exercise by exchanging shares I already own, I will constructively return shares that I already own to purchase the new option shares.  If my shares are in certificate form, I must attach a separate statement indicating the certificate number of the shares I am treating as having been exchanged.  If the shares are held in “street name” by a registered broker, I must provide the Company with a notarized statement attesting to the number of shares owned that will be treated as having been exchanged.  I will keep the shares that I already own and treat them as if they are shares acquired by the option exercise.  In addition, I will receive additional shares equal to the difference between the shares I constructively exchange and the total new option shares that I acquire.